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                                  PRESS RELEASE

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FOR IMMEDIATE RELEASE:                              CONTACT:
CompX International Inc.                            Joseph S. Compofelice
16825 Northchase Drive                              Chairman, President & CEO
Houston, Texas 77060                                Tel.  281-423-3303



                      COMPX 1999 FOURTH QUARTER & YEAR-END
                            EARNINGS CONFERENCE CALL



     HOUSTON, TEXAS ... January 18, 2000 ... CompX International Inc. (NYSE: CIX) will host a conference call for the investment community to discuss its fourth quarter and year-end earnings report on Friday, January 21, 2000 at 9:00 a.m. EDT. Mr. Joseph S. Compofelice, Chairman of the Board, President and Chief Executive Officer will host the call.

     Participants  can access the call by dialing  888.273.9887  (domestic)  and
612.332.0932 (international) and request the operator to connect you to the CompX International Inc. fourth quarter earnings call.

     This  call  will  also  be  available  live  via  the  Internet.   Link  to
StreetEvents.com to listen to a simulcast/replay.

     CompX is a leading manufacturer of ergonomic computer support systems, precision ball bearing slides and locking systems.



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